Exhibit 99.1

February 7, 2018
Limelight Networks Reports Record Fourth Quarter and Full Year Financials

•	Q4 Revenue of $48.2 million, up 10 percent, year over year

•	Q4 Gross Margin of 47.7%, up 280 basis points, year over year

•	Q4 GAAP EPS of $(0.01) and Non-GAAP EPS of $0.04

•	Full Year Revenue, Gross Margin and Adjusted EBITDA highest ever as public company
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $48.2 million for the fourth quarter of 2017, up 10 percent, compared to $43.8 million in the fourth quarter of 2016, and up 5 percent, compared to $46.1 million in the third quarter of 2017. Currency favorably impacted year-over-year comparison by $0.3 million and sequential comparison by $0.1 million.
Gross margin was 47.7% in the fourth quarter of 2017, an increase of 280 basis points from 44.9% in the fourth quarter of 2016.
Limelight reported a net loss of $0.9 million, or $0.01 per basic share for the fourth quarter of 2017, compared to a net loss of $3.9 million, or $0.04 per basic share in the fourth quarter of 2016.
Non-GAAP net income was $3.9 million or $0.04 per basic share for the fourth quarter of 2017, compared to a non-GAAP net loss of $1.8 million, or $0.02 per basic share in the fourth quarter of 2016.
EBITDA was $3.9 million for the fourth quarter of 2017, compared to $1.9 million for the fourth quarter of 2016. Adjusted EBITDA was $8.7 million for the fourth quarter of 2017 compared to $7.5 million for the fourth quarter of 2016.
For the full year ended December 31, 2017, Limelight reported revenue of $184.4 million, an increase of 10% compared to $168.2 million for the year ended December 31, 2016. Currency negatively impacted full year revenue by $0.4 million.
Gross margin was 47.6% for the year ended December 31, 2017, an increase of 520 basis points compared to 42.4% for the year ended December 31, 2016.
Limelight reported a net loss of $7.6 million, or $0.07 per basic share, for the year ended December 31, 2017, compared to a net loss of $73.9 million, or $0.71 per basic share, in 2016. The full year 2016 net loss includes a $54.0 million provision for litigation related to the settlement and license agreement with Akamai.
Non-GAAP net income was $10.6 million, or $0.10 per basic share, for the year ended December 31, 2017, compared to a non-GAAP net income of $0.8 million, or $0.01 per basic share, in 2016.
EBITDA was $12.4 million for the year ended December 31, 2017, compared to negative $51.9 million for the year ended December 31, 2016. Adjusted EBITDA was $30.7 million for the year ended December 31, 2017, compared to $22.8 million for the year ended December 31, 2016.
Limelight ended the fourth quarter with 533 employees and employee equivalents, down from 535 at the end of the third quarter of 2017, and up from 510 at the end of 2016.
Commenting on the fourth quarter and full year results, Chief Executive Officer, Robert Lento said, “Limelight’s results in the latest quarter capped a year of consistent and robust operational and financial improvements. We’re gratified that Limelight’s investors have been rewarded with a second consecutive year of shareholder returns in excess of 70 percent, and our customer satisfaction (measured by Net Promoter Score) and employee satisfaction have both achieved record highs.”
“Limelight’s strong business momentum and robust network performance lay a solid foundation for our business, and we believe this increasingly differentiates Limelight’s value proposition from that of our

Exhibit 99.1

competitors. As we enter 2018, we expect that our talented, creative, and motivated employees, our dynamic technology platform, and our laser focus on harvesting edge services opportunities will further elevate Limelight’s future revenue and profit growth. For these reasons, we have provided 2018 guidance that builds on the strong 2017 performance.”
Based on current conditions, Limelight is confirming the following guidance for 2018:

–	Revenue between $196 million and $200 million,

–	GAAP gross margin expansion greater than 100 basis points over 2017,

–	Non-GAAP earnings per share between $0.11 and $0.15 per share,

–	Adjusted EBITDA between $32 million and $36 million, and

–	Capital expenditures between $22 million and $24 million dollars.

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2017	September 30, 2017	December 31, 2016
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,912	20,744	$21,734
Marketable securities	28,404	36,948	44,453
Accounts receivable, net	32,381	28,712	27,418
Income taxes receivable	98	102	125
Prepaid expenses and other current assets	5,397	4,453	4,865
Total current assets	87,192	90,959	98,595
Property and equipment, net	28,991	29,835	30,352
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,506	1,393	1,105
Goodwill	77,054	76,925	76,243
Other assets	1,665	1,794	1,794
Total assets	$196,448	200,946	$208,129
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,439	8,804	$8,790
Deferred revenue	1,187	1,694	2,138
Income taxes payable	452	383	188
Provision for litigation	18,000	18,000	18,000
Other current liabilities	18,507	15,665	12,836
Total current liabilities	42,585	44,546	41,952
Deferred income taxes	144	146	152
Deferred revenue, less current portion	16	15	22
Provision for litigation, less current portion	9,000	13,500	27,000
Other long-term liabilities	558	859	1,435
Total liabilities	52,303	59,066	70,561
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 110,824, 109,638 and 107,059 shares issued and outstanding at December 31, 2017, September 30, 2017 and December 31, 2016, respectively	111	110	107
Additional paid-in capital	502,312	499,487	490,819
Accumulated other comprehensive loss	(8,328)	(8,679)	(11,038)
Accumulated deficit	(349,950)	(349,038)	(342,320)
Total stockholders’ equity	144,145	141,880	137,568
Total liabilities and stockholders’ equity	$196,448	200,946	$208,129

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	Percent	Dec. 31,	Percent	Dec. 31,	Dec. 31,	Percent
	2017	2017	Change	2016	Change	2017	2016	Change
Revenues	$48,186	$46,069	5%	$43,778	10%	$184,360	$168,234	10%
Cost of revenue:
Cost of services (1)	20,665	19,287	7%	19,642	5%	78,423	78,857	(1)%
Depreciation — network	4,544	4,506	1%	4,474	2%	18,138	18,032	1%
Total cost of revenue	25,209	23,793	6%	24,116	5%	96,561	96,889	—%
Gross profit	22,977	22,276	3%	19,662	17%	87,799	71,345	23%
Gross profit percentage	47.7%	48.4%		44.9%		47.6%	42.4%
Operating expenses:
General and administrative (1)	8,656	8,079	7%	7,960	9%	32,053	30,042	7%
Sales and marketing (1)	8,997	8,836	2%	8,215	10%	36,098	32,945	10%
Research and development (1)	5,965	6,443	(7)%	6,094	(2)%	25,342	24,335	4%
Depreciation and amortization	587	603	(3)%	590	(1)%	2,376	2,452	(3)%
Provision for litigation	—	—	NA	—	NA	—	54,000	NM
Total operating expenses	24,205	23,961	1%	22,859	6%	95,869	143,774	(33)%
Operating loss	(1,228)	(1,685)	(27)%	(3,197)	(62)%	(8,070)	(72,429)	(89)%
Other income (expense):
Interest expense	(38)	(18)	111%	(54)	(30)%	(80)	(918)	NM
Interest income	128	127	NM	101	27%	494	123	302%
Other, net	204	8	2,450%	(570)	(136)%	452	(98)	(561)%
Total other income (expense)	294	117	151%	(523)	(156)%	866	(893)	(197)%
Loss before income taxes	(934)	(1,568)	(40)%	(3,720)	(75)%	(7,204)	(73,322)	(90)%
Income tax expense	(22)	188	(112)%	199	(111)%	426	603	(29)%
Net loss	$(912)	$(1,756)	(48)%	$(3,919)	(77)%	$(7,630)	$(73,925)	(90)%

Net loss per share:
Basic and diluted	$(0.01)	$(0.02)		$(0.04)		$(0.07)	$(0.71)

Weighted average shares used in per share calculation:
Basic and diluted	110,128	109,342		105,942		108,814	104,350

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2017	2017	2016	2017	2016
Share-based compensation:
Cost of services	$375	$352	$375	$1,450	$1,493
General and administrative	1,729	1,565	1,951	6,502	7,070
Sales and marketing	622	611	776	2,470	2,792
Research and development	576	584	581	2,322	2,104
Total share-based compensation	$3,302	$3,112	$3,683	$12,744	$13,459

Depreciation and amortization:
Network-related depreciation	$4,544	$4,506	$4,474	$18,138	$18,032
Other depreciation and amortization	587	603	590	2,376	2,438
Amortization of intangible assets	—	—	—	—	14
Total depreciation and amortization	$5,131	$5,109	$5,064	$20,514	$20,484

Net decrease in cash, cash equivalents and marketable securities:	$(8,376)	$(2,904)	$(8,213)	$(16,871)	$(6,815)

End of period statistics:
Approximate number of active customers	717	753	851	717	851

Number of employees and employee equivalents	533	535	510	533	510

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2017	2017	2016	2017	2016
Operating activities
Net loss	$(912)	$(1,756)	$(3,919)	$(7,630)	$(73,925)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,131	5,109	5,064	20,514	20,484
Share-based compensation	3,302	3,112	3,683	12,744	13,459
Accrual of provision for litigation	—	—	—	—	54,000
Foreign currency remeasurement loss	140	79	76	798	585
Deferred income taxes	(108)	(73)	195	(325)	170
Gain on sale of property and equipment	(316)	(2)	(218)	(410)	(514)
Accounts receivable charges	217	242	101	949	137
Amortization of premium on marketable securities	55	65	48	283	67
Realized loss on sale of marketable securities	—	—	—	—	32
Changes in operating assets and liabilities:
Accounts receivable	(3,886)	(800)	(4,661)	(5,912)	(760)
Prepaid expenses and other current assets	(887)	(322)	315	(342)	4,648
Income taxes receivable	4	13	(15)	38	39
Other assets	249	13	22	270	580
Accounts payable and other current liabilities	(730)	2,048	(1,087)	4,019	(1,757)
Deferred revenue	(507)	(47)	730	(957)	(822)
Income taxes payable	69	46	68	249	(8)
Payments for provision for litigation	(4,500)	(4,500)	(4,500)	(18,000)	(9,000)
Other long term liabilities	(206)	(202)	(307)	(790)	(857)
Net cash (used in) provided by operating activities	(2,885)	3,025	(4,405)	5,498	6,558
Investing activities
Purchases of marketable securities	(4,547)	(2,864)	(45,629)	(14,930)	(45,629)
Sale and maturities of marketable securities	13,012	3,500	1,000	30,756	29,315
Purchases of property and equipment	(4,919)	(5,328)	(4,897)	(20,725)	(9,563)
Proceeds from sale of property and equipment	14	3	504	97	504
Net cash provided by (used in) investing activities	3,560	(4,689)	(49,022)	(4,802)	(25,373)
Financing activities
Principal payments on capital lease obligations	—	—	—	—	(4,685)
Payment of employee tax withholdings related to restricted stock vesting	(1,925)	(655)	(676)	(4,496)	(1,982)
Proceeds from employee stock plans	1,448	12	1,839	2,648	2,743
Net cash (used in) provided by financing activities	(477)	(643)	1,163	(1,848)	(3,924)
Effect of exchange rate changes on cash and cash equivalents	(30)	79	(402)	330	(207)
Net increase (decrease) in cash and cash equivalents	168	(2,228)	(52,666)	(822)	(22,946)
Cash and cash equivalents, beginning of period	20,744	22,972	74,400	21,734	44,680
Cash and cash equivalents, end of period	$20,912	$20,744	$21,734	$20,912	$21,734
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net loss, adjusted to exclude provision for litigation, share-based compensation, litigation expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude provision for litigation, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding

Exhibit 99.1

non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non- GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(In thousands)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31, 2017		September 30, 2017		December 31, 2016		December 31, 2017		December 31, 2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(912)	$(0.01)	$(1,756)	$(0.02)	$(3,919)	$(0.04)	$(7,630)	$(0.07)	$(73,925)	$(0.71)
Provision for litigation	—	—	—	—	—	—	—	—	54,000	0.52
Share-based compensation	3,302	0.03	3,112	0.03	3,683	0.03	12,744	0.12	13,459	0.13
Litigation expenses	1,470	0.01	863	0.01	1,998	0.02	5,518	0.05	7,284	0.07
Amortization of intangible assets	—	—	—	—	—	—	—	—	14	—
Non-GAAP net income	$3,860	$0.04	$2,219	$0.02	$1,762	$0.02	$10,632	$0.10	$832	$0.01

Weighted average shares used in per share calculation:		110,128		109,342		105,942		108,814		104,350

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
U.S. GAAP net loss	$(912)	$(1,756)	$(3,919)	$(7,630)	$(73,925)
Depreciation and amortization	5,131	5,109	5,064	20,514	20,484
Interest expense	38	18	54	80	918
Interest and other (income) expense	(332)	(135)	469	(946)	(25)
Income tax expense	(22)	188	199	426	603
EBITDA	$3,903	$3,424	$1,867	$12,444	$(51,945)
Provision for litigation	—	—	—	—	54,000
Share-based compensation	3,302	3,112	3,683	12,744	13,459
Litigation expenses	1,470	863	1,998	5,518	7,284
Adjusted EBITDA	$8,675	$7,399	$7,548	$30,706	$22,798
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.

Exhibit 99.1

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, litigation, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of February 7, 2018, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s Limelight Orchestrate platform includes a global infrastructure with a fully-integrated suite of capabilities and services that help you address all your content delivery needs. The Orchestrate Platform solves your most important content delivery challenges so you can deliver the next great digital experience anywhere. For more information, please visit www.limelight.com, and read follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2018 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ